CUSIP No.   846330108                13G                     Page  7 of  9 Pages



                            EXHIBIT 1 TO SCHEDULE 13G


                                  May 14, 1997



                  MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INTERNATIONAL LTD. hereby agree that, unless differentiated, this
         Schedule 13G is filed on behalf of each of the parties.


            MORGAN  STANLEY  GROUP INC.


   BY:      /s/Bruce Bromberg
            ----------------------------------------------------------------
            Bruce Bromberg / Counsel Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY & CO. INTERNATIONAL LTD.


   BY:      /s/Bruce Bromberg
            ----------------------------------------------------------------
            Bruce Bromberg / Counsel Morgan Stanley & Co. Incorporated